Exhibit 10.6


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into as of the 12th day of February, 1999, by and between CARDINAL BANK, N.A., a Virginia corporation with its principal offices at 10641 Lee Highway, Fairfax, Virginia 22030 ("Bank"), and F. KEVIN REYNOLDS ("Reynolds"), an individual residing at 2683 Linda Marie Drive, Oakton, Virginia 22124.

                              W I T N E S S E T H:

         WHEREAS, Cardinal Financial Corporation, a multi-bank holding company ("Company"), has organized and chartered a national bank subsidiary, known as Cardinal Bank, N.A.; and

         WHEREAS, Reynolds has been retained to provide services in an executive capacity for the Bank and the Company and the parties desire to memorialize the terms and conditions of Reynolds' continuing employment; and

         NOW, THEREFORE, in consideration of the promises and obligations of the Bank and Reynolds under this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                               SCOPE OF EMPLOYMENT

         1.1. Title. Reynolds has been employed as Executive Vice President of the Company since January 19, 1998, and as Executive Vice President of the Bank since June 8, 1998. Reynolds shall assume the title of President and Chief Executive Officer of the Bank effective as of the date all necessary regulatory approvals are obtained allowing Reynolds to serve in that position. Reynolds shall continue as Executive Vice President of the Company.

         1.2. Duties and Responsibilities. As Executive Vice President of the Company and Executive Vice President of the Bank, Reynolds shall perform such duties as may be assigned to him consistent with those positions.

         Upon becoming President and Chief Executive Officer of the Bank, Reynolds will be responsible for the supervision of all Bank operations, the development of recommendations to the board of directors of the Bank ("Bank Board") of plans and policies for the Bank, and shall serve on professional or civic organizations to promote the interests of the Bank if so directed by the Bank Board. Reynolds is also required to perform such other duties consistent with his position as the Bank Board may direct from time to time. The Bank Board may, in its sole discretion, increase, lessen, or limit the specific duties and responsibilities of Reynolds. During the term of his employment, Reynolds is required to devote his full time, attention, and efforts, with undivided loyalty, to the business of the Bank and the Company and shall use his best efforts to promote their interests.

         Reynolds' principal office shall be at a location determined by the President and CEO of the Company.

         1.3. Failure to Obtain Regulatory Approval. In the event Reynolds does not receive regulatory approval to hold the position of President and CEO of the Bank, the Bank may offer him employment in another senior-level position with the Bank or another banking subsidiary of the Company, but is under no obligation to do so. If Reynolds accepts employment by the Bank in an alternate position, Reynolds and the Bank agree to negotiate in good faith regarding an equitable compensation and benefits package based on the position he holds.

         1.4. Other Affairs. Notwithstanding anything in this Agreement to the contrary, Reynolds may engage in charitable and community affairs and manage his personal investments, provided that such activities are not inconsistent with the purposes of the Company or the Bank and do not unreasonably interfere with the performance of his duties or responsibilities as set forth in this Agreement, and provided that Reynolds shall not engage in any activities in violation of Articles 7 and 8 of this Agreement. Reynolds may also serve as a member of the board of directors of other organizations, subject to the advance approval of the Company CEO.


                                    ARTICLE 2
                             RELATIONSHIP WITH BOARD

         2.1. Significant Actions. Unless otherwise specifically permitted by Company or Bank policy, Reynolds agrees not to undertake, or authorize any other employee of the Company or Bank to undertake, any of the following actions, except with the prior written consent of the Bank's Board or the Board's designee, which consent may be withheld in the Board's absolute discretion, or as authorized by the Company's CEO in certain instances noted below:

                  (a) guarantee by the Company or Bank of any loans or indebtedness of any kind;

                  (b) acquisition or disposition of stock, securities, properties, or material assets of any corporation, company, or other entity by the Company or Bank;

                  (c) amendment, change, extension, renewal, waiver, or modification of any material agreement to which the Company, Bank or their affiliates are or may be a party, or any rights or obligations of the parties under any of the foregoing;

                  (d)      change  corporate  purpose of the Company or Bank, or
the  Company's  or  Bank's   Articles  of   Incorporation,   ByLaws,   or  other
organizational documents;

                  (e) sale, assignment, pledge, mortgage, encumbrance or other transfer affecting assets or real or personal property of the Company or Bank except in the ordinary course of business;

                  (f) enter into any contract or commitment, or series of contracts or commitments, written or oral, which singularly or in the aggregate, requires the Company or Bank to expend or incur liability or debt in excess of the approved Company or Bank budgets for such expenditure.

                  (g) compromise or settle any material claim asserted by or against the Company or Bank;

                  (h) change the Company's or Bank's certified public accountants, law firms, or other professionals currently retained or utilized by the Company or Bank;

                  (i) change location of the principal office, or other facilities of the Company or Bank;

                  (j) lend money on behalf of the Company or Bank, except routine transactions in the ordinary course of business; or

                  (k)      add  a  position  or  personnel  function,   hire  an
officer, or terminate Company employees without the prior consent of the Company CEO.

         2.2. Board Action. Unless otherwise noted herein, whenever any action by the Bank Board is required or permitted under this Agreement, the Chairman of the Board, or his designee, may decide and take such action without approval or involvement of the full Board or a majority of the Board. To the extent required, a vote of the full Board shall occur at a meeting duly called and held with a quorum acting throughout in accordance with the Bank's Articles of Incorporation and ByLaws, and such action must be evidenced in writing before being effective. Meetings held by such Board in accordance with this Agreement may be conducted by teleconference, and in executive session.


                                    ARTICLE 3
                            COMPENSATION AND BENEFITS

         3.1. Salary. The Bank agrees to pay Reynolds, for services rendered hereunder, salary at the annual rate of ONE HUNDRED THOUSAND DOLLARS ($100,000). Such salary shall be payable in equal periodic installments, not less frequently than monthly, less any sums which may be required to be deducted or withheld under the provisions of law. Reynolds' salary may not be adjusted downward at any time during the term of this Agreement without his express consent. Reynolds' salary may be adjusted upward annually at the discretion of the Bank Board, based upon the Board's assessment of Reynolds' performance and the Bank's financial circumstances. Reynolds will be considered for his first annual salary raise at the time of his initial performance review in March 1999, and will be considered for further raises at each one-year anniversary thereafter during the term of this Agreement. As referred to hereinafter, "Salary" means the compensation described in this Section 3.1.

         3.2. General Expenses. Reynolds is expected from time to time to incur reasonable and necessary expenses for promoting the business of the Bank, including expenses for travel, entertainment, and other activities associated with Reynolds' duties. Reasonable and necessary expenses, as determined by the Bank, incurred by Reynolds in connection with the performance of his duties hereunder will be reimbursed provided that Reynolds follows Bank procedures for the reimbursement of such expenses, including submission of reasonably detailed verification of the nature and amount of such expenses.

         3.3.     Special   Expenses.   In  addition  to  the  general  expenses
authorized by Section 3.2, the Bank agrees to pay, or reimburse, the following specific items:

         (i) Country club dues. The Bank agrees to pay Reynolds' monthly dues, and reasonable food and entertainment expenses for business purposes at Westwood Country Club ("Club").

         (ii) Mobile telephone. The Bank agrees to purchase a mobile phone for Reynolds at its expense, which shall remain Bank property, and shall reimburse Reynolds for reasonable and necessary fees and charges related to the use of such phone for business purposes.

         3.4. Benefits. Except as otherwise provided in this Agreement, Reynolds will be entitled to participate in the same manner as other executive and managerial employees in all retirement, health and welfare, and other fringe benefit programs applicable to other managerial employees of the Bank generally which may be authorized, adopted and amended from time to time by the Bank Board. This includes eligibility to participate in the Bank's qualified retirement plans as permitted by the terms of such plans. Specific benefits that Reynolds is eligible to receive include:

         (i) Medical Insurance. So long as the Bank provides health and dental insurance, Reynolds (and his eligible family members) shall have the opportunity to participate in the same manner and on the same terms as other officers and employees of the Bank.

         (ii) Long-term disability. The Bank shall pay Reynolds' full premiums for long-term disability insurance coverage, providing a disability benefit of up to 60% of Reynolds' salary (as defined by the applicable plan or policy), so long as the Company offers group long-term disability insurance coverage for its employees.

         (iii) Annual physical examination. The Bank agrees to provide, at no cost to Reynolds, one annual physical examination through a doctor of Reynolds' choice.

         (iv) Life insurance. The Bank shall pay Reynolds' premiums for his purchase of a term life insurance policy, providing a death benefit of $500,000, through a Bank-approved carrier.

         (v) Automobile. The Bank agrees to pay Reynolds $600 per month, as an automobile or personal transportation allowance.

         (vi) Vacation. Reynolds shall be entitled to receive four weeks of vacation leave each calendar year. Provisions regarding the accrual and carry-over of any unused vacation time will be governed by the Bank's standard policies.

         3.5. No Other Compensation. Except as provided in Article 4 hereof, Reynolds shall receive no compensation or remuneration in addition to that set forth in this Article 3 for any services by him in any capacity to the Company, the Bank, or any affiliated corporation. Nothing contained herein shall, however, preclude Reynolds from receiving any additional discretionary bonus or compensation specifically approved in writing for Reynolds in advance by the Bank's Board.

         3.6. Tax Consequences. Reynolds acknowledges that, to the extent the value of any of the benefits provided to him under this Article 3 constitute taxable income to him, he shall be responsible for the payment of such taxes and the Bank may withhold or deduct to satisfy his tax liability as permitted by applicable law.



                                    ARTICLE 4
                        VARIABLE AND EQUITY COMPENSATION

         4.1. Performance Bonus. Reynolds shall be considered annually for a cash bonus, up to, but not to exceed, thirty percent (30%) of his annual Salary, based on the attainment of certain performance objectives established in a Bank-approved bonus/performance plan. This maximum bonus opportunity may not be decreased below 30% of his Salary for the period in question. Reynolds shall be considered for his initial Performance Bonus in March 1999 and each March thereafter for the term of this Agreement. If awarded, payment of the bonus will occur as soon as practicable after March 1 of each year.

         4.2. Stock Option Grant. Each year Reynolds shall be considered for a non-qualified stock option grant to buy stock of the Company on the date the Bank Board determines that he has achieved certain annual performance objectives established under a Bank-approved bonus/performance plan. This grant will be up to, but will not exceed twenty percent (20%) of his annual Salary, based on the attainment of certain performance objectives established in a Bank-approved bonus/performance plan. This maximum grant opportunity may not be decreased below 20% of Reynolds' Salary for the period in question. The Bank Board reserves the right to modify the performance goals established for Reynolds from year to year. The other specific terms and conditions of the option will be memorialized in a separate stock option agreement, executed by the parties on the date of grant of the option. The parties agree generally, however, that the exercise price of the option shall be the fair market value of the stock on the date of grant, and that the option will vest and become exercisable in equal installment over a three-year period. Reynolds shall be considered for an initial stock option grant in March 1999 and each March hereafter for the term of this Agreement. The option, if earned, shall be granted as soon as practicable after March 1 of each year.

                                    ARTICLE 5
                                  TERM; RENEWAL

         5.1. Term. Reynolds' employment pursuant to this Agreement shall commence on February 12, 1999 and shall continue until January 15, 2001, at which time this Agreement shall expire unless extended as provided in Section 5.2, or unless earlier terminated under Article 6.

         5.2. Renewal. Before the expiration of the initial term of this Agreement on January 15, 2001, the Bank and Reynolds agree to discuss whether to extend the terms of the Agreement for an additional two-year period, through January 15, 2003. Neither party is under any obligation to renew or extend the terms of this Agreement. There shall be no extension or renewal of this Agreement (except Articles 7 and 8, each of which shall continue in effect as provided in this Agreement, unless and until modified in writing by the parties), by operation of law or otherwise unless by the written agreement or consent of both the Bank and Reynolds prior to the expiration of the initial term.

                                    ARTICLE 6
                              EVENTS OF TERMINATION

         6.1. Termination for Failure to Obtain Regulatory Approval. If the applicable regulatory authorities refuse the necessary approvals for Reynolds to serve as President and CEO of the Bank, or otherwise substantially limit the scope of duties he may perform in that capacity, this Agreement shall terminate automatically and be of no further legal force or effect.

         6.2.     Termination by the Bank.

                  (a) General. The Bank shall have the right to terminate this Agreement, with or without cause, by at least a two-thirds vote of the Bank's Board, at any time during the term of this Agreement by giving written notice to Reynolds. The termination shall become effective on the date specified in the notice, which termination date shall not be a date prior to the date fourteen (14) days following the date of the notice of termination itself.

                  (b) Cause Defined. For purposes of this Section 6, "cause" shall mean (i) a material breach by Reynolds of any covenant or condition under this Agreement; (ii) the commission by Reynolds of any willful act constituting dishonesty, fraud, immoral or disreputable conduct which is harmful to the Company or the Bank, or its reputation;
         (iii) any felony conviction of Reynolds; (iv) any willful act of gross misconduct which is materially and demonstrably injurious to the
         Company or the Bank; (v) material violation by Reynolds of the Company's or Bank's policies as set forth in the personnel handbook, if one has been adopted, or announced by Company or Bank management from time to time; (vi) violation of the Company's or Bank's drug and alcohol policy as set forth in the personnel handbook, if one has been adopted, or announced by Company or Bank management from time to time; or (vii) any conduct that renders Reynolds unsuitable for duty as determined by any regulatory authority that oversees banking or financial institutions. Prior to termination for cause under subparagraph (i) above,

         Reynolds shall be notified of the cause for termination and given sixty
         (60) days from the date of such notice to cure his breach

         6.3.     Termination by Death or Disability of the Employee.

                  (a) General. In the event of Reynolds' death during the term of this Agreement, all obligations of the parties hereunder shall terminate immediately.

                  (b) Disability. If Reynolds is unable to perform his duties hereunder, with or without any reasonable accommodation (if such accommodation is legally required), due to mental, physical or other disability for a period of ninety (90) consecutive days in any 180-day period, as determined in good faith by the Bank Board, this Agreement may be terminated by the Bank, at its option, by written notice to Reynolds, effective on the termination date specified in such notice, provided that such termination date shall not be a date prior to the date of the notice of termination itself.

         6.4. Termination by Reynolds. Reynolds may terminate this Agreement at any time, with or without cause, by giving written notice to the Bank. Any such termination shall become effective on the date specified in such notice, provided that the Bank may elect to have such termination become effective on a date after, but not more than, fourteen (14) days after the date of the notice.

         6.5.     Effect of Expiration or Termination.

                  (a) General. In the event this Agreement expires or is terminated for any reason, then both parties' obligations hereunder shall immediately cease (including any right to compensation and benefits under Articles 3 and 4), except that: (i) Reynolds or his estate or personal representative shall be entitled to receive the Salary owed to him through the effective date of such expiration or termination; (ii) the Bank will pay, or reimburse, Reynolds' reasonable and necessary business expenses incurred prior to the date this Agreement expires or terminates; (iii) Reynolds may continue to participate in any Bank benefit plans to the extent he remains eligible to do so; (iv) Reynolds agrees to return his mobile telephone to the Bank; and (v) Reynolds shall become solely responsible for the payment of any outstanding Club dues and expenses thereafter.

                  (b) Treatment of Performance Bonus. Notwithstanding the above, if this Agreement expires by its terms pursuant to Article 5, Reynolds shall receive any Performance Bonus he has earned for the period at issue. Additionally, if the Agreement is terminated by the Bank for any reason other than cause (including Reynolds' death or disability), Reynolds may be considered for his Performance Bonus, on a pro-rata basis, in the sole discretion of the Bank Board. Such Performance Bonus will not be available to Reynolds if he terminates the Agreement or if the Bank terminates the Agreement for cause.

                  (c) Special payments in the event of termination for other than "cause". Reynolds also shall be entitled to the following additional payments, or rights, if the Agreement is terminated without cause by the Bank for a reason other than Reynolds' death or disability: (i) severance in an amount equal to his annual base Salary, less any applicable deductions or withholding, by a lump-sum payment made within thirty (30) days of the Agreement's termination date; and (ii) the right, for a 90-day period after the date of termination, to exercise the option under the stock option agreement referenced in Paragraph 4.2 to the extent the option is exercisable (vested) at the time of termination. The option will not continue to vest with respect to any additional shares during this 90-day period.

         6.6. Cooperation. Following any termination, Reynolds shall fully cooperate with the Bank in all matters related to the handing over and transitioning of his pending work to other employees of the Bank as may be designated by the Bank's Board.


                                    ARTICLE 7
                                 NONCOMPETITION

         7.1.     Noncompetition.

                  (a)      Reynolds   agrees   that,   during   his   employment
hereunder, and for a period of six (6) months after the effective date of termination of this Agreement, he will not:

                           (1) Compete (as defined below) with the Company or Bank; or


                           (2) assist a Competitor (as defined below) of the Company or Bank by providing consulting or other advisory services to that Competitor.


                  (b) The following terms, as used in this Article 7 shall have the meanings set forth below:

                           (1) The Company's and Bank's "Business" means the provisions of banking and financial services and other businesses or services that the Company or Bank may establish from time to time during the term of this Agreement.

                           (2) The term "Competitor" means any firm, corporation or entity that is engaged in business substantially similar to the Company's Business that: (i) is in the process of starting up operations or which has been chartered and operating for fewer than five (5) years; (ii) has assets of five hundred million dollars ($500,000,000) or less; and (iii) has a facility within five (5) miles of the Company or Bank or any banking institution owned by the Company.

                           (3) The term "Compete" means to engage in direct competition with the Company or Bank by serving as an employee, consultant, officer, director, proprietor, partner, stockholder or other security holder (other than a holder of securities of a corporation listed on a national securities exchange or the securities of which are regularly traded in the over-the-counter market, provided that the Employee at no time owns in excess of 1% of the outstanding securities of such corporation entitled to vote for the election of directors or other than of a corporation in which the Employee makes passive investments through a venture fund or similar investment vehicle) of any firm, corporation or entity that is a Competitor of the Bank or the Company.

                  (c) Reynolds further acknowledges that this Article 7 is an independent covenant within this Agreement, and that this covenant shall survive any termination of Agreement and shall be treated as an independent covenant for the purposes of enforcement.

                  (d) Reynolds shall, during the term of this Agreement and thereafter, notify any prospective employer of the terms and conditions of this Agreement regarding confidentiality, nondisclosure and noncompetition.

                                    ARTICLE 8
                       CONFIDENTIALITY AND NON-DISCLOSURE

         8.1. Reynolds shall hold in strict confidence and shall not, either during the term of this Agreement or after the termination hereof, disclose, directly or indirectly, to any third party, person, firm, corporation or other entity, irrespective of whether such person or entity is a competitor of the Company or Bank or is engaged in a business similar to that of the Company or Bank, any trade secrets or other proprietary or confidential information of the Company or Bank or any subsidiary or affiliate of the Company or Bank (collectively, "Proprietary Information") obtained by Reynolds from or through his employment hereunder. Such Proprietary Information includes but is not limited to marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists. Reynolds hereby acknowledges and agrees that all Proprietary Information referred to in this Article 8 shall not be used for any purpose other than his duties hereunder and shall be deemed trade secrets of the Company or Bank and of their subsidiaries and affiliates, and that Reynolds shall take such steps, undertake such actions and refrain from taking such other actions, as mandated by the provisions hereof and by the provisions of the Virginia Uniform Trade Secret Act. Reynolds further acknowledges that the Company's or Bank's products and titles may consist of copyrighted material, and Reynolds shall exercise his best efforts to prevent the use of such copyrighted material by any person or entity which has not prior thereto been authorized to use such information by the Company or Bank.

         8.2. Reynolds further hereby agrees and acknowledges that any disclosure of any Proprietary Information prohibited herein, or any breach of the provisions of Articles 7 or 8 of this Agreement, may result in irreparable injury and damage to the Company or Bank which will not be adequately compensable in monetary damages, that the Company and Bank will have no adequate remedy at law therefor, and that the Company or Bank may obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect the Company and Bank against, or on account of, any breach by Reynolds of the provisions contained in Articles 7 and 8.

         8.3. Reynolds further agrees that, upon termination of this Agreement, whether voluntary or involuntary or with or without cause, he shall notify any new employer, partner, associate or any other firm or corporation with whom Reynolds shall become associated in any capacity whatsoever of the provisions of Articles 7 and 8, and that the Company or Bank may give such notice to such firm, corporation or other person.


                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1. Severability. The Bank and Reynolds recognize that the laws and public policies of the Commonwealth of Virginia are subject to varying interpretations and change. It is the intention of the Bank and of Reynolds that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of Virginia, but that the unenforceability (or the modification to conform to such laws or public policies) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the balance of this Agreement in order to render it valid and enforceable.

         9.2. Assignment. The rights and obligations under this Agreement may be assigned by the Bank, in whole or in part, by operation of law or otherwise, and those rights and obligations shall be binding upon and inure to the benefit of any successor of the Bank and its subsidiaries and affiliates, whether by merger, reorganization or otherwise, or any purchaser of all or substantially all of the assets of the Bank. No rights or obligations under this Agreement may be assigned by Reynolds.

         9.3. Notices. Any notice expressly provided for under this Agreement shall be in writing, shall be given either manually or by mail and shall be deemed sufficiently given when actually received by the party to be notified or when mailed, if mailed by certified or registered mail, postage prepaid, addressed to such party at their addresses as set forth below. Either party may, by notice to the other party, given in the manner provided for herein, change their address for receiving such notices.

         If to the Bank, to:

                           L. Burwell Gunn
                           President & CEO
                           Cardinal Financial Corporation
                           10641 Lee Highway
                           Fairfax, Virginia  22030

         If to Reynolds, to:

                           Mr. F. Kevin Reynolds
                           2683 Linda Marie Drive
                           Oakton, Virginia  22124

         9.4. Governing Law. This Agreement shall be executed, construed and performed in accordance with the laws of the Commonwealth of Virginia without reference to conflict of laws principles. The parties agree that the venue for any dispute hereunder will be the state or federal courts sitting in Virginia and the parties hereby agree to the exclusive jurisdiction thereof.

         9.5. Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.6. Entire Agreement; Amendments. This Agreement constitutes and embodies the entire agreement between the parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings in connection with such subject matter. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. In the event of a conflict or inconsistency between the terms of this Agreement and the Bank's policies regarding employees, the terms of this Agreement shall supersede the conflicting or inconsistent Bank policies. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless in writing signed by Reynolds and on behalf of the Bank by an officer thereunto duly authorized by the Bank's Board of Directors. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of any party to enforce any other provision or to exercise any right or remedy in the event of any other default.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                        COMPANY:

                                        CARDINAL FINANCIAL CORPORATION


                                        By:
                                               --------------------------------
                                        Title:
                                               --------------------------------

                                        EMPLOYEE:


                                        --------------------------------
                                        F. Kevin Reynolds




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